Exhibit 10.1

SECOND AMENDMENT TO
HASBRO, INC. RETIREMENT PLAN FOR DIRECTORS

The Hasbro, Inc. Retirement Plan for Directors (the "Retirement Plan") is hereby amended effective as of the date set forth below.

1. A new Section 4.1(E) is added to the Retirement Plan as follows:

        "E. Notwithstanding the terms of Section 3.1 of the Plan, generally requiring that to be eligible for benefits under the Plan a Director must have attained the age of sixty-five prior to such Director's Retirement Date, Directors:

(i) who have been participants in the Plan prior to May 14, 2003,

(ii) who elected to participate in the 2003 Director Plan in accordance with the terms of the 2003 Director Plan; and

(iii) whose Retirement Date does not occur after the Effective Date, provided that the requirement of this subsection 4.1(E)(iii) is only applicable to the extent that such Director has elected to have the Present Value of such Director's accrued benefits under the Plan, as of the Effective Date, deferred into Stock Units under the Hasbro, Inc. Deferred Compensation Plan for Non-Employee Directors;

shall, notwithstanding that such Director has not attained the age of sixty-five prior to such Director's Retirement Date, nonetheless be entitled to benefits under the Plan following retirement under the terms of Section 4.1(B) of the Plan. In such case, the Director's benefits under the Plan will be based on such Director's period of Board Service and the Annual Retainer as in effect as of the earlier of (A) such Director's Retirement Date and (B) the Effective Date."

        IN WITNESS WHEREOF, this Second Amendment to the Retirement Plan has been executed by a duly authorized officer of the Company on this 20th day of May, 2004.

                                                HASBRO, INC.

                                                By: /s/ Barry Nagler
                                                Name: Barry Nagler
                                                Title: Senior Vice President and
                                                         General Counsel